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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of D&E Communications, Inc. of our report dated February 25, 2002 relating to the consolidated financial statements of EuroTel L.L.C., which appears in D&E Communications, Inc.'s Annual Report on Amendment No. 1 to Form 10-K for the year ended December 31, 2001.



PricewaterhouseCoopers SpA

/s/  Nicola DiBendetto

Nicola DiBendetto
(Partner)

Rome,
May 24, 2002